EXHIBIT 2.10
                                                                    ------------

                                                                 EXECUTION COPY

                   WAIVER AND TERMINATION OF VOTING AGREEMENT

         This WAIVER AND TERMINATION OF VOTING AGREEMENT (the "Agreement") is made and entered into as of April 10th, 2001, by and among Foilmark, Inc., a Delaware corporation (the "Company") and the undersigned holders of shares of common stock, par value $.01 per share, of the Company ("Company Common Stock") (collectively, the "Stockholders").

         WHEREAS, the Company and the Stockholders entered into a Voting Agreement, dated as of April 23, 1999 (the "Voting Agreement"), whereby the Stockholders agreed to provide for the future voting of their shares of Company Common Stock with respect to the election of directors of the Company;

         WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, with Illinois Tool Works Inc., a Delaware corporation ("Parent"), and Dudley Acquisition Inc., a Delaware corporation, and a wholly owned subsidiary of Parent ("Sub");

         WHEREAS, the Company and Stockholders have agreed to enter into this Agreement in order to induce Parent to enter into the Merger Agreement;

         WHEREAS, pursuant to Section 2.01 of the Voting Agreement, the Voting Agreement shall terminate in its entirety upon the occurrence of certain events, among others, including upon the earlier to occur of (i) the date as of which all parties to the Voting Agreement execute a written consent to such effect and
(ii) on the date on which either the Foilmark Stockholders as a group, or the HoloPak Stockholders as a group (each as defined in the Voting Agreement) own less than five percent (5%) of the outstanding shares of Company Common Stock; and

         WHEREAS, defined terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Waiver. For the period of time commencing upon the execution by the Principal Company Stockholders of the Stock Option and Tender Agreements and extending until the earlier to occur of (i) immediately prior to the time at which Parent or Sub, as the case may be, accepts for payment, and pays for, shares of Company Common Stock, and (ii) the termination of the Merger Agreement, the Stockholders hereby waive the provisions of the Voting Agreement to the extent such provisions are inconsistent with any proxy granted to Parent pursuant to the Stock Option and Tender Agreements.

         2. Termination. Without limiting the generality of Section 2.01 of the Voting Agreement, the parties hereto acknowledge and agree that the Voting Agreement shall terminate and be of no further force and effect at the time immediately prior to which Parent or Sub, as the case may be, accepts for payment, and pays for, the shares of Company Common Stock.

         3. Further Assurances. At any time and from time to time after the date hereof, the parties hereto will execute and deliver all documents and do all such further acts and things as may reasonably be required to carry out the intent of the parties hereunder, including, but not
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limited to, removing from the certificates representing the shares of Company
Common Stock held by the Stockholders the restrictive legend required by Section
1.04 of the Voting Agreement.

         4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         5. Counterparts. This Agreement may be signed in counterparts, each of which shall be considered an original and all of which together shall constitute one agreement.

                            [SIGNATURE PAGE FOLLOWS]


























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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

FOILMARK, INC.

By:  /s/ Frank J. Olsen, Jr.
     ------------------------------------------------
      Name:  Frank J. Olsen, Jr.
      Title:    President and Chief Executive Officer


OVERSEAS PRIVATE INVESTOR PARTNERS

By:  Overseas Private Investors, Ltd.
        its Managing Partner

      By:  /s/ Robert J. Simon
           ------------------------------------------
            Name:
            Title:


BRADFORD VENTURE PARTNERS, L.P.

By:  Bradford Associates
        its General Partner

      By:  /s/ Robert J. Simon
           ------------------------------------------
            Name:
            Title:

/s/ Robert J. Simon
-----------------------------
Robert J. Simon

/s/ James L. Rooney
-----------------------------
James L. Rooney

/s/ Harvey S.Share
-----------------------------
Harvey S. Share

/s/ Brian Kelly
-----------------------------
Brian Kelly

/s/ Michael S. Mathews
-----------------------------
Michael S. Mathews


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/s/ Frank J. Olsen, Jr.
-----------------------------
Frank J. Olsen, Jr.

/s/ Thomas R. Schwarz
-----------------------------
Thomas R. Schwarz

/s/ Martin A. Olsen
-----------------------------
Martin A. Olsen

/s/ Carol J. Robie
-----------------------------
Carol J. Robie

/s/ Edward D. Sullivan
-----------------------------
Edward D. Sullivan

/s/ Kenneth R. Harris
-----------------------------
Kenneth R. Harris

/s/ Michael Foster
-----------------------------
Michael Foster

/s/ Michael J. Bertuch
-----------------------------
Michael J. Bertuch

/s/ Leonard A. Mintz
-----------------------------
Leonard A. Mintz

/s/ Tina F. Mintz
-----------------------------
Tina F. Mintz



LEONARD A. MINTZ AND TINA F. MINTZ
CHARITABLE REMAINDER TRUST

By:  /s/ Dean E. Ridlon
     ------------------------------------------------
       Name:  Dean E. Ridlon
       Title:    Trustee

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